CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Metropolitan Health Networks, Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated March 11, 2006, except for the 2005 information presented in Schedule I, as to which the date is March 22, 2007, related to the consolidated financial statements and schedule of Metropolitan Health Networks, Inc. for the year ended December 31, 2007, which appears in the annual report on Form 10-K.

Kaufman, Rossin & Co., P.A.

KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
August 1, 2008